Exhibit 10.5

INFORMATION TECHNOLOGY AGREEMENT

THIS INFORMATION TECHNOLOGY AGREEMENT, dated as of April 29, 2004 and effective as of May 1, 2004 (the “Effective Date”), is by and between ABBOTT LABORATORIES, an Illinois corporation (“Abbott”), and HOSPIRA, INC., a Delaware corporation (“Hospira”).

R E C I T A L S:

WHEREAS, the board of directors of Abbott has determined that it is appropriate and advisable to separate Abbott’s core hospital products business from its other businesses;

WHEREAS, in order to effectuate the foregoing, Abbott and Hospira have entered into a Separation and Distribution Agreement dated as of April 12, 2004 (the “Separation and Distribution Agreement”), which provides, among other things, subject to the terms and conditions set forth therein, for the contribution to Hospira of certain assets, the assumption by Hospira of certain liabilities and the distribution of Hospira common stock to Abbott shareholders, and for the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement it will be necessary for each of the Parties (as defined herein) to cooperate to provide for the separation of various information technology systems and services that are currently shared between the Parties, are provided by Abbott to Hospira or are planned to be implemented by both Parties; and

WHEREAS, the Parties intend that all separation activities to be completed under this Agreement shall be completed by the end of the two-year term of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and subject to and on the terms and conditions herein set forth, the Parties hereby agree as follows:

Section 1.                                            DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

“Abbott” has the meaning set forth in the Preamble.

“Abbott Assets” has the meaning set forth in the Separation and Distribution Agreement.

“Abbott Business” means all businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Effective Date by Abbott, the Abbott Subsidiaries, Hospira and the Hospira Subsidiaries, in each case that are not included in the Hospira Business.

“Abbott Indemnitee” has the meaning set forth in Section 7(c)(ii).

“Abbott Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“Abbott Owned Materials” has the meaning set forth in Section 3(a)(i).

“ADR” has the meaning set forth in Section 7(k).

“Agreement” means this Information Technology Agreement and each of the Schedules hereto.

“Ancillary Agreements” has the meaning set forth in the Separation and Distribution Agreement.

“Business Entity” means any corporation, general or limited partnership, trust, joint venture, unincorporated organization, limited liability entity or other entity.

“Change of Control Event” has the meaning set forth in Section 7(o).

“Charges” has the meaning set forth in Section 2(d)(i).

“Consents” means any consents, waivers or approvals from, or notification requirements to, any Third Parties.

“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion or adaptation that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable law, but excluding the preexisting work.

“Developed Materials” means any Materials (including software), or any modifications, enhancements or Derivative Works thereof, which (i) are jointly developed by or on behalf of the Parties or any of their Subsidiaries in connection with or as part of the Services and (ii) are not otherwise Abbott Owned Materials or Hospira Owned Materials.

 “Effective Date” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Section 5(a).

“Governmental Authority” means any supranational, international, national, federal, state, or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority, including the NYSE and any similar self-regulatory body under applicable securities laws or regulations.

“Hospira” has the meaning set forth in the Preamble.

“Hospira Business” means the business and operations which are separated from the Abbott Business pursuant to the Separation and Distribution Agreement.

“Hospira Indemnitee” has the meaning set forth in Section 7(c)(i).

“Hospira IT Agreement” means any IT Agreement which is held in the name of Abbott or any Abbott Subsidiary, and which is used exclusively in connection with, or relates solely to, the Hospira Business.

“Hospira Owned Materials” has the meaning set forth in Section 3(a)(ii).

“Indemnitee” means a Hospira Indemnitee or an Abbott Indemnitee.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Intellectual Property License Agreements” means the Intellectual Property License Agreements entered into prior to the Effective Date by and between the Parties pursuant to the Separation and Distribution Agreement.

“IT Agreement” means any software license or Third Party service agreement that is: (a) used by either Party or its Subsidiaries (i) to provide Services or Materials under this Agreement; or (ii) used to provide any information technology services under the TSA; or (b) required in connection with the operation of the information technology systems and services of the Hospira Business.

“Materials” shall mean all computing, networking, telecommunications and other equipment (firmware and hardware); all software programs and programming (and all modifications, replacements, upgrades, enhancements, documentation, materials and media related thereto), including all machine readable and object code, and all source code, utilities, tools and validation packages; and all other literary works, other works of authorship, specifications, design documents and analyses, processes, methodologies, programs, program listings, programming tools, user manuals, documentation, reports, drawings, databases, machine readable text and files, data and similar items.

“Month End Rate” means for any currency other than United States dollars, the official average monthly rates used by Abbott for conversion of its monthly financial statements, known as the average B.2.0 rate.  The month end B.2.0 rate is determined by taking the numbers from the 9:00 a.m. (Central Time) Reuters screen at the second to last Abbott Park, Illinois business day of each calendar month (with the exception of November, when the rate is taken on the last such business day).  For the Euro, British Pound, Australian Dollar and New Zealand Dollar, the bid rate is used.  For all other currencies, the ask price is used.  An average monthly rate is determined by taking the simple average of the prior month book rate and the current month book rate.  If the exchange rates available locally are not reflected on the Reuters screen, Abbott may choose to approve a deviation allowing the country to report rates directly; provided such deviations are signed and in place in accordance with the B.2.0 policy.

“NYSE” means The New York Stock Exchange, Inc.

“Other IT Agreement” means any IT Agreement that is not a Hospira IT Agreement or a Shared IT Agreement.

“Parties” means the parties to this Agreement.  “Party” means each Party to this Agreement.

“Person” means any (i) individual; (ii) Business Entity; or (iii) Governmental Authority.

“Prime Rate” means the rate which Citibank N.A. (or its successor or another major money center commercial bank agreed to by the Parties) announces as its prime lending rate, as in effect from time to time.

“Project Executive” has the meaning set forth in Section 7(e).

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“Separation Project” means each individual project that is described in the Separation Projects Plan, and that is or will be described in greater detail in one or more Work Schedules.

“Separation Projects Plan” means the high level description of information technology separation projects and the associated timeline for completing those projects that the Parties will undertake pursuant to this Agreement to accomplish the separation of the information technology systems and services, as such initial list is set forth in Schedule A, and as the same may be amended from time to time.

“Services” has the meaning set forth in Section 2(a).

“Shared IT Agreement” means any IT Agreement that is held in the name of Abbott or any Abbott Subsidiary, which is used in connection with the Abbott Business and the Hospira Business.  A list of Shared IT Agreements identified by the Parties to date is set forth in Schedule C.

“Subsidiary” of any Party means another Business Entity that is directly or indirectly controlled by such Party.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Business Entity, whether through ownership of voting securities or other interests, by contract or otherwise.  For the avoidance of doubt, TAP Pharmaceutical Products Inc., TAP Finance Inc. and TAP Pharmaceuticals Inc. are not Subsidiaries of Abbott as that term is used in this Agreement.

“Taxes” means all forms of taxation or duties imposed, or required to be collected or withheld, together with any related interest, penalties or other additional amounts.

“Third Party” means any Person other than Abbott, any Abbott Subsidiary, Hospira and any Hospira Subsidiary.

“Third Party Claim” has the meaning set forth in Section 7(c)(vii).

“TSA” has the meaning set forth in Section 2(b).

“U.S.” or “United States” means the United States of America, including each of the 50 states thereof and the District of Columbia, but excluding Puerto Rico and all other territories and possessions.

“Work Schedule” means each document in the form set forth in Schedule B that is executed by the Parties pursuant to this Agreement, including each applicable “RFSS”, “Contract” or similar document referenced on such Work Schedule, that details the work effort and further describes the Services to be performed by Abbott and/or Hospira in connection with a particular Separation Project(s).

Section 2.                                            SERVICES.

(a)                                  SERVICES.  Each of the Parties agrees to provide, or cause its respective Subsidiaries to provide, the applicable services (“Services”) set forth in any Work Schedule to Abbott or Hospira, respectively, and/or any of their Subsidiaries as designated in the Work Schedule.  Each of the Parties further agrees to use good faith in negotiating any Work Schedules which are not completed as of the Effective Date.  This Agreement is a master agreement.  Each of the Parties, respectively, shall be responsible and liable for all the obligations under this Agreement of each of their respective Subsidiaries that performs Services hereunder.

(b)                                 TRANSITION SERVICES AGREEMENTS AND CONFLICTS.  The Parties have entered into that certain U.S. Transition Services Agreement and that certain Ex-U.S. Transition Services Agreement (collectively, the “TSA”) dated as of the same date as this Agreement.  The TSA is intended to cover all services described therein that the Parties will require to continue to operate their respective businesses after the Effective Date, including, without limitation, information technology services.  This Agreement is intended to cover all additional work effort that must be performed, and Materials that must be developed or procured, to separate the information technology systems and services that (i) are currently shared between the Parties and/or their respective Subsidiaries, (ii) are currently provided by one of the Parties or its Subsidiary to the other Party or one or more of its Subsidiaries under the TSA, or (iii) are to be implemented by mutual agreement of the Parties.  If there is a conflict regarding Services provided under this Agreement, and similar services described in the TSA, this Agreement shall govern and control over such Services.  If there is a conflict between the provisions of this Agreement and those of the Separation and Distribution Agreement, this Agreement shall govern and control with respect to the subject matter addressed in this Agreement.  In addition, if there is a conflict between this Agreement and any Intellectual Property License Agreement, the Intellectual Property License Agreement shall govern and control solely with respect to the subject matter of such Intellectual Property License Agreement.

(c)                                  PERFORMANCE OF SERVICES.

(i)                                     Each of the Parties shall, and shall cause its Subsidiaries to, perform its duties and responsibilities hereunder in good faith and in a timely manner.  Neither Abbott nor Hospira, nor any of their respective Subsidiaries, shall be liable or held accountable, in damages or otherwise, for any error of judgment or any mistake of fact or law or for anything that Abbott or Hospira, or any of their respective Subsidiaries, does or refrains from doing in good faith, except in the case of their gross negligence or willful misconduct.

(ii)                                  Nothing in this Agreement shall require either Party or its Subsidiaries to perform or cause to be performed any Service in a manner that would constitute a violation of applicable law.

(iii)                               (A) Neither Party nor any of its Subsidiaries will be required to perform or to cause to be performed any of the Services for the benefit of any Third Party or any other Person other than the other Party under this Agreement, and its Subsidiaries, and (B) EXCEPT AS EXPRESSLY PROVIDED IN AN APPLICABLE WORK SCHEDULE, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES ARE PROVIDED ON AN “AS-IS” BASIS, AND THAT EACH PARTY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER WARRANTY WHATSOEVER.

(d)                                 CHARGES FOR SERVICES AND PERFORMANCE OF SEPARATION PROJECTS.

(i)                                     Estimated Charges.  Each Work Schedule shall specify the Party that shall bear the costs and expenses of the Services, including the acquisition, procurement, leasing or licensing of Materials, and all other costs and expenses associated with a Party completing a particular Separation Project (all such costs and expenses are collectively referred to as the “Charges”).  The Charges for completing Separation Projects shall be borne by the Parties according to the terms set forth in Schedule D; provided, that the Charges shall exclude any and all amounts for services performed by a Third Party that is not an agent, supplier, subcontractor or independent contractor of the Party providing the Services under such Work Schedule.  The Charges set forth in a Work Schedule shall be a good faith estimate of the charges for the Services covered by that Work Schedule, and shall neither be binding on the Party providing such estimate nor convert the Work Schedule into a fixed-price contract.  Any such estimate is for informational purposes only, and the actual fees payable for any Services may be higher or lower than that estimate, with such higher amounts, if applicable, to be paid by the Party responsible for such Charges under the applicable Work Schedule.   The Charges shall be calculated in the local currency of the Party providing the Services and shall be translated into U.S. Dollars using the Month End Rate for such currency for the applicable month.   In the event that a Local Closing (as defined under the applicable Transition Marketing and Distribution Services Agreement) occurs for any country, but Services are still being provided for that country under this Agreement, the Parties will negotiate in good faith appropriate modifications to the Charges for such Services.

(ii)                                  Reporting Obligations.  The Project Executive or their designee shall be responsible for overseeing the Separation Projects and the progress of the Services in light of the estimated Charges.  As described in more detail in each applicable Work Schedule, each Party shall report to the other Party regarding the status of each Separation Project in the manner and with the frequency described in the applicable Work Schedule (including the identification of any known overages in the estimated Charges and an updated estimate to complete such Separation Project), and, in any event, no less frequently than monthly during the term of this Agreement.  Unless otherwise agreed in writing, the Parties shall provide such reporting using the form of status report attached hereto as Schedule G.

(e)                                  CHANGE CONTROL PROCEDURES.  During the term of this Agreement, Abbott and/or Hospira may desire a change in the scope of the effort, including modifying, updating and/or refining any Work Schedule or the Separation Projects Plan.  Requests for all changes shall be made in writing and delivered to the appropriate Project Executive.  The Project Executives from both Parties shall review the proposed change and: (i) approve it; (ii) return it with a request for more detail or information; or (iii) reject it.  The Project Executives shall agree on any Charges for such change, including the charges for investigating such change if applicable.  If the change is authorized, the Parties’ Project Executives shall so indicate in writing, which writing shall constitute approval for the change and the applicable Charges.  The writing shall also indicate the effect that the change will have on the other terms and conditions of the applicable Work Schedule(s).  Except as may otherwise be agreed in writing, the Party requesting a change shall compensate the other party for investigating and preparing any proposed addendum or change to a Work Schedule.

(f)                                    TRANSITIONAL NATURE OF SERVICES.  The Parties acknowledge the transitional nature of the Services and agree to cooperate in good faith and to use commercially reasonable efforts to effectuate a smooth transition and completion of the Separation Projects.

(g)                                 COOPERATION.  In the event that (i) there is nonperformance of any Service as a result of an event described in Section 7(d), or (ii) the provision of a Service would violate applicable law, the Parties agree to work together in good faith to arrange for an alternative means by which the Separation Project may be accomplished.

(h)                                 USE OF THIRD PARTIES.

(i)                                     THIRD PARTIES USED TO PROVIDE THE SERVICES.  Either Party may perform its obligations herein through its Subsidiaries or through agents, suppliers, subcontractors or independent contractors of such Party, or of its Subsidiaries; provided, that each such agent, supplier, subcontractor or independent contractor (and the individual employees of such Persons) used by a Party shall be subject to the reasonable prior approval of the other Party.  The Parties hereby approve the use of any of the suppliers listed in Schedule E; provided, however, that each Party reserves the right to reasonably approve or reject individual employees of such suppliers.  In addition, if in connection with the provision of Services or Materials a Party uses any agent, supplier, subcontractor or independent contractor who has been fired, dismissed or relieved of its obligations by the other Party or its Subsidiary due to poor performance or other cause, the other Party shall be entitled to cause the hiring Party to promptly remove and replace such agent, supplier subcontractor or independent contractor.

(ii)                                  THIRD PARTIES USED FOR MATTERS OUTSIDE THE SCOPE OF THE SERVICES.  Each Party shall also have the right to engage agents, suppliers, subcontractors or independent contractors to provide services that are outside the scope of the Services, provided that such Third Parties will not, either individually or in connection with one or more other agents, suppliers, subcontractors or independent contractors (including the Third Parties described in Section 2(h)(i)) materially adversely affect the Services without the other Party’s reasonable consent; and further, provided that the engaging Party shall be solely responsible for all such agents, suppliers, subcontractors or independent contractors.

(iii)                               TERMS APPLICABLE TO ALL THIRD PARTIES USED BY A PARTY.  Each Party shall cooperate with and work in good faith with the agents, suppliers, subcontractors and independent contractors engaged by the other Party in connection herewith or in connection with related services that require the cooperation of such Party.  Such cooperation may include providing reasonable access to the facilities, systems, equipment and/or software required by the other Party to provide the Services or such related services, solely to the extent necessary for such agents, suppliers, subcontractors and independent contractors to perform the work assigned to them.  The engaging Party shall cause all such agents, suppliers, subcontractors and independent contractors to comply with the other Party’s security and confidentiality requirements.  Notwithstanding anything in this Agreement to the contrary, a Party shall not be relieved of its obligations under this Agreement by use of any Subsidiaries, agents, suppliers, subcontractors or independent contractors.

(i)                                     SECURITY PROCEDURES.  Each Party’s respective security administration groups shall, subject to the reasonable approval of the other Party, establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access or alteration of systems or Materials of the other Party which are (i) no less rigorous than those maintained by a Party for its own information of a similar nature, and (ii) adequate to meet the requirements of the other Party’s  security policies and applicable law.  In the event a Party discovers or is notified of a breach or potential breach of security relating to systems or Materials of the other Party, such Party will expeditiously under the circumstances notify the other Party, and will cooperate in the investigation and remediation of the effects of such breach or potential breach of security.

(j)                                     CONSENTS.

(i)                                     Hospira IT Agreements.  Subject to the Parties obtaining any required Consents, Abbott or the applicable Abbott Subsidiary shall assign to Hospira or the applicable Hospira Subsidiary any Hospira IT Agreement.  The assignment shall be subject to the terms of the Separation and Distribution Agreement, and the rights and obligations under such IT Agreement shall be Hospira Assets and Hospira Liabilities and, if applicable, Delayed Transfer Assets and Delayed Transfer Liabilities, as such terms are defined in the Separation and Distribution Agreement.  The costs of obtaining any required Consent in connection with the assignment of any Hospira IT Agreement shall be borne solely by Hospira.  If, despite using their commercially reasonable efforts, the Parties are unable to obtain a Consent in connection with a Hospira IT Agreement, then, unless and until such Consent is obtained, the Parties shall use their commercially reasonable efforts to use mutually acceptable alternative approaches to provide the Services or to deliver substantially similar benefits at the sole cost and expense of Hospira.

(ii)                                  Shared IT Agreements.  Subject to the Parties obtaining any required Consents, Abbott or the applicable Abbott Subsidiary shall assign to Hospira or the applicable Hospira Subsidiary that portion of any Shared IT Agreement that relates to the Hospira Business.  The partial assignment shall be subject to the terms of the Separation and Distribution Agreement, and the rights and obligations under the assigned portion of such IT Agreement shall be Hospira Assets and Hospira Liabilities and, if applicable, Delayed Transfer Assets and Delayed Transfer Liabilities, as such terms are defined in the Separation and Distribution Agreement.  If, despite using their commercially reasonable efforts, the Parties are unable to obtain a Consent in connection with a Shared IT Agreement, then, unless and until such Consent is obtained, the Parties shall use their commercially reasonable efforts to use mutually acceptable alternative approaches to provide the Services or to deliver substantially similar benefits at the sole cost and expense of Hospira.  The Parties shall cooperate in obtaining Consents in connection with Shared IT Agreements in a manner which is substantially similar to such Parties’ efforts during the two month period prior to the Effective Date (“Assignment Efforts”).  Notwithstanding the foregoing in this Section 2(j)(ii), if the partial assignment of a Shared IT Agreement to Hospira or a Hospira Subsidiary will require a transfer fee to a Third Party (a “Third Party Payment”), then the Parties will use Assignment Efforts to effect the partial assignment and make the Third Party Payment; provided that Abbott shall be responsible for such Third Party Payment only if such partial assignment is effected prior to July 1, 2004 and Hospira shall be responsible for such Third Party Payment if such partial assignment is effected after June 30, 2004.  The use of the term “Assignment Efforts” in the previous sentence shall not be deemed to limit Abbott’s responsibility for making Third Party Payments from the Effective Time through June 30, 2004.

(iii)                               The Parties recognize that the ultimate resolution of assignments of Shared IT Agreements will require the agreement of three (3) parties (i.e., the Third Party, Abbott and Hospira) regarding the number of licenses to be assigned, and that, as of the Effective Date, the number of licenses which Abbott has and which Hospira requires is unknown.  Accordingly, the Parties agree that the ultimate division of licenses between them shall be fair and equitable based upon their usage of the Effective Date.  The Parties agree to use Assignment Efforts and work in good faith to assign the licenses in a timely manner as the number of licenses becomes known, or as the license assignments  become critical path projects for Hospira.

Section 3.                                            OWNERSHIP AND LICENSE RIGHTS IN MATERIALS.

(a)                                  OWNED MATERIALS.

(i)                                     Abbott shall be the sole and exclusive owner of Materials which are used in connection with the Services and are owned by Abbott, or licensed from Third Parties by Abbott, or any of its Subsidiaries, including all enhancements and Derivative Works of such Materials, including United States and foreign intellectual property rights in such Materials and shall retain all of Abbott’s, its Subsidiaries’ and Third Party licensors’ rights in such Materials (all such owned, licensed, developed and provided Materials, “Abbott Owned Materials”). Subject to the terms of any Consents, Abbott grants to Hospira, its Subsidiaries and their contractors and agents a non-exclusive, non-transferable, worldwide, limited right and license to use, execute, reproduce, display, perform, modify and distribute the Abbott Owned Materials for the sole purpose of providing and/or receiving the Services during the term of this Agreement;

provided, that this license does not give Hospira and its Subsidiaries, or their contractors or agents, the right, and Hospira and its Subsidiaries, and their contractors and agents, are not authorized, to sublicense such Materials or use them for the benefit of other customers or for any other purpose without Abbott’s prior written consent.  Abbott may, in its sole discretion and upon such terms and at such prices as the Parties may agree, grant Hospira a license to use the Abbott Owned Materials for other purposes and to sublicense such Materials.

(ii)                                  Hospira shall be the sole and exclusive owner of Materials which are used in connection with the Services and are owned by Hospira, or licensed from Third Parties by Hospira, or any of its Subsidiaries, including all enhancements and Derivative Works of such Materials, including United States and foreign intellectual property rights in such Materials and shall retain all of Hospira’s, its Subsidiaries’ and Third Party licensors’ rights in such Materials (all such owned, licensed, developed and provided Materials, “Hospira Owned Materials”).  Subject to the terms of any Consents, Hospira grants to Abbott, its Subsidiaries and their contractors and agents a non-exclusive, non-transferable, worldwide, limited right and license to use, execute, reproduce, display, perform, modify and distribute the Hospira Owned Materials for the sole purpose of providing and/or receiving the Services during the term of  this Agreement; provided, that this license does not give Abbott and its Subsidiaries or their contractors or agents, the right, and Abbott and its Subsidiaries, and their contractors and agents, are not authorized, to sublicense such Materials or use them for the benefit of other customers or for any other purpose without Hospira’s prior written consent.  Hospira may, in its sole discretion and upon such terms and at such prices as the Parties may agree, grant Abbott a license to use the Hospira Owned Materials for other purposes and to sublicense such Materials.

(b)                                 DEVELOPED MATERIALS.

(i)                                     Ownership.  The Parties shall jointly own all intellectual property rights in all Developed Materials.  The Parties will, without limitation, retain the right to make, have made, use, lease, import, offer for sale, or sell and practice methods used in the creation or provision of products or services that incorporate the Developed Materials to the extent that such actions do not infringe upon the intellectual property rights of  the other Party.  Each Party shall retain the right to grant non-exclusive licenses to any intellectual property right in the Developed Materials without any payment or accounting to the other Party.

(ii)                                  Cost Sharing of Developed Materials.  Each Party agrees to pay one-half (1/2) the costs associated with obtaining and perfecting any intellectual property rights in the Developed Materials.  If, within ninety (90) days of receiving notice from the other Party of payments made by the other Party associated with obtaining and perfecting intellectual property rights in the subject Developed Materials in a particular jurisdiction, a Party subsequently fails to provide its share of the costs, it will promptly assign, transfer and convey to the other Party any and all intellectual property rights in the subject Developed Materials, and such assignment of rights shall be the paying Party’s sole and exclusive remedy for the assigning Party’s exercise of its option not to pay one-half (½) of the costs of obtaining or perfecting any such rights in the Developed Materials.  The assigning Party shall deliver to the other Party, upon request therefor, such documentation and assignments of interest as may be necessary to evidence its ownership and enforce its interests in the assigned rights.  In any event, both Parties agree, at their own expense, to cooperate fully with the other Party in obtaining and perfecting intellectual property rights in the Developed Materials, or in assisting in such efforts.

(iii)                               Embedded Materials.  To the extent that Abbott Owned Materials or Hospira Owned Materials are embedded in any Developed Materials by the owner of such Materials, the owner of such Materials shall not be deemed to have assigned its intellectual property rights in such owned Materials to the other Party, but subject to the terms and restrictions of any Consent, the owner of such embedded Materials hereby grants to the other Party and its Subsidiaries a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such embedded Materials for the benefit and use of the other Party and its Subsidiaries for so long as such Materials remain embedded in such Developed Materials.  Notwithstanding the foregoing, neither Party shall embed any Abbott Owned Materials or Hospira Owned Materials into Developed Materials without the express written agreement of both Parties to do so, as set forth in the applicable Work Schedule.  In addition, should either Party incorporate into Developed Materials any intellectual property subject to Third Party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party incorporating such intellectual property in the Materials has disclosed this fact and obtained the prior written approval of the other Party and has obtained any Consents.

(iv)                              Source Code and Documentation.  If either Party requests that the source code for particular Materials be placed in escrow for the benefit of the requesting Party, then the Parties shall cooperate in good faith to establish such source code escrow arrangements on terms and conditions that shall be reasonably acceptable to both Parties.

(c)                                  GENERAL RIGHTS AND OBLIGATIONS REGARDING MATERIALS.

(i)                                     Copyright Legends.  Each Party agrees to reproduce copyright legends which appear on any portion of the Materials which may be owned by the other Party or Third Parties.

(ii)                                  No Implied Licenses.  Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Subsidiary of the other Party.

(iii)                               Residuals.  Nothing in this Agreement shall restrict any employee or representative of a Party from using general ideas, concepts or know-how relating to the Services or Materials that are retained solely in the unaided memory of such employee or representative after performing the obligations of a Party under this Agreement, except to the extent that such use infringes upon any patent, copyright or other intellectual property right of a Party or its Subsidiaries; provided, however, that this Section shall not be deemed to limit either Party’s obligations under this Agreement with respect to the disclosure or use of confidential Information or Materials of the other Party.  An individual’s memory is unaided if the individual has not intentionally memorized the confidential Information or subject Materials for the purpose of retaining and subsequently using or disclosing it.

(iv)                              Required Consents.  Subject to Section 2(j) above, each Party shall, at its own expense, use commercially reasonable efforts to obtain all Consents necessary in connection with (i) in the case of Abbott, all Abbott Owned Materials, and (ii) in the case of Hospira, all Hospira Owned Materials.  Each of the Parties will reasonably cooperate with the other in obtaining such Consents.

Section 4.                                            BILLING; TAXES.

(a)                                  PROCEDURE.  Each Work Schedule shall set forth the types of, and where possible, the amount of, Charges that each Party shall be financially responsible for in connection with the Services and the Materials to be developed, procured or provided pursuant to a Work Schedule.  Where Charges are to be paid to a Third Party for Services or Materials under a Work Schedule, the Party listed as the responsible Party under the Work Schedule shall pay such Charges directly to the Third Party.  Where Charges are to be paid to the other Party, the Party who is entitled to reimbursement for Services or other Charges pursuant to a Work Schedule shall issue an invoice detailing such charges to the other Party.  Amounts payable pursuant to the terms of this Agreement shall be paid to the invoicing Party on a monthly basis, which amounts shall be due within thirty (30) days after the date of invoice.  All amounts due and payable hereunder shall be invoiced and paid in U.S. dollars.

(b)                                 LATE PAYMENTS.  Charges not paid when due shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%).

(c)                                  TAXES.  The Party who is primarily responsible for payment for Charges under a particular Work Schedule shall pay any and all Taxes incurred in connection with the Services under that Work Schedule, including all sales, use, value-added and similar Taxes, but excluding Taxes based on the other Party’s net income.  Each Party shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes and duties, including VAT, payable by such Party on any goods or services used or consumed by such Party in providing Services where the tax is imposed on such Party’s acquisition or use of such goods or services.

(d)                                 NO SET-OFF.  The obligation to pay Charges or to make any other required payments under this Agreement shall not be subject to any right of offset, set-off, deduction or counterclaim, however arising.

Section 5.                                            TERM; TERMINATION OF WORK SCHEDULES; TRANSFER ASSISTANCE.

(a)                                  TERM.  This Agreement will expire two (2) years after the Effective Date (the “Expiration Date”).  In the event that, despite commercially reasonable efforts by both Parties, there are uncompleted Work Orders related to quality control systems and other systems subject to regulatory review at the Expiration Date, the Party receiving the Services may elect to extend the term of this Agreement with respect to those Work Orders to the extent necessary to complete those Work Orders as long as that Party continues to use commercially reasonable efforts to complete those Work Orders.  In no event, however, shall any such extension exceed an additional two (2) years.  No later than three (3) months prior to the Expiration Date, the Parties shall meet and confer to discuss the status of all uncompleted Work Schedules and, where feasible, develop a plan to complete such Work Schedule on or before the Expiration Date.

(b)                                 TERMINATION OF WORK SCHEDULES.

(i)                                     Termination for Convenience.  Upon receipt by the other Party of at least thirty (30) days prior written notice, either Party may terminate a Work Schedule without the consent of the other Party solely for the purpose of transferring the control and responsibility for the Services under such Work Schedule to the terminating Party; provided, that (A) the terminating Party shall be solely responsible for completing such Work Schedule during the term of this Agreement, and (B) upon receipt of such notice, the terminated Party shall be released from all responsibility in connection with the terminated Work Schedule, except as provided in Section 5(b)(ii).

(ii)                                  Transfer Assistance.  Upon receipt of a notice to terminate a Work Schedule pursuant to Section 5(b)(i), each Party shall provide to the other Party such assistance as is reasonably necessary to permit the orderly transfer of the Services to be performed under such Work Schedule to the terminating Party, including providing reasonable access to any facilities, systems, equipment and/or software being used by the other Party to provide the Services under the terminated Work Schedule; provided, that the terminating Party shall comply with the other Party’s security and confidentiality requirements in connection with such access.

Section 6.                                            CONFIDENTIALITY; PROTECTIVE ARRANGEMENTS.

(a)                                  CONFIDENTIALITY OBLIGATIONS.  Subject to Section 6(c), Abbott, on behalf of itself and each Abbott Subsidiary, and Hospira, on behalf of itself and each Hospira Subsidiary, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Abbott’s confidential and proprietary information pursuant to policies in effect as of the Effective Date, all Information and Materials concerning the other (or its business) and the other’s Subsidiaries (or their respective businesses) that is either in its possession (including Information and Materials in its possession prior to the Effective Date) or furnished by the other or the other’s Subsidiaries or their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, and shall not use any such Information or Materials other than for such purposes as may be expressly permitted hereunder, except, in each case, to the extent that such Information or Materials has been (i) in the public domain through no fault of such Party or its Subsidiaries or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives; (ii) later lawfully acquired from other sources by such Party (or any of its Subsidiaries) which sources are not themselves bound by a confidentiality obligation; or (iii) independently generated without reference to any proprietary or confidential Information or Materials of the other Party.

(b)                                 NO RELEASE, RETURN OR DESTRUCTION.  Each Party agrees not to release or disclose, or permit to be released or disclosed, any such Information or Materials to any other

Person, except its directors, officers, employees, agents, accountants, counsel, lenders, investors and other advisors and representatives who need to know such Information or Materials, and except in compliance with Section 6(c).  Without limiting the foregoing, when any Information or Materials furnished by the other Party after the Effective Date pursuant to this Agreement is no longer needed for the purposes contemplated by this Agreement, each Party shall, at such Party’s option, promptly after receiving a written request from the other Party either return to the other Party all such Information and Materials in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information and Materials (and such copies thereof and such notes, extracts or summaries based thereon).

(c)                                  PROTECTIVE ARRANGEMENTS.  In the event that either Party or any of its Subsidiaries either determines on the advice of its counsel that it is required to disclose any Information or Materials pursuant to applicable law or the rules or regulations of any Governmental Authority or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information or Materials of any other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing or providing such Information and Materials and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party.  Subject to the foregoing, the Party that received such request, or its Subsidiaries, may thereafter disclose or provide Information and Materials to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

Section 7.                                            MISCELLANEOUS.

(a)                                  MUTUAL COOPERATION.  The Parties and their respective Subsidiaries shall cooperate with each other in connection with the performance of the Services hereunder and the completion of the Separation Projects, including producing on a timely basis all Information and Materials that is reasonably requested with respect to the performance of Services and the completion of the Separation Projects, by the end of the term of this Agreement; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of the Parties and their respective Subsidiaries.

(b)                                 LIMITATIONS ON LIABILITY.

(i)                                     FOR EACH TWELVE (12) MONTH PERIOD DURING WHICH THIS AGREEMENT IS IN EFFECT, THE FIRST SUCH PERIOD COMMENCING ON THE EFFECTIVE DATE AND THE SECOND (AND ANY SUBSEQUENT PERIODS) COMMENCING ON EACH ANNUAL ANNIVERSARY THEREOF, THE MAXIMUM LIABILITY OF EACH PARTY AND ITS SUBSIDIARIES TO, AND THE SOLE REMEDY OF, EACH PARTY AND ANY OF ITS SUBSIDIARIES WITH RESPECT TO ANY AND ALL CLAIMS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE THEORY UPON WHICH THE LIABILITY IS PREMISED, SHALL NOT EXCEED THE PROFITS OF THE PARTY PROVIDING THE SERVICES HEREUNDER, WHICH SHALL BE DEEMED TO BE EQUAL TO THE AMOUNT OF THE MARK-UP RECEIVED BY THE PARTY PROVIDING THE SERVICES DURING SUCH

TWELVE (12) MONTH PERIOD, AS SUCH AMOUNT IS SPECIFIED IN SCHEDULE D AND AS MAY BE ADJUSTED PURSUANT TO THE TERMS OF SCHEDULE D.

(ii)                                  IN NO EVENT SHALL EITHER PARTY, ITS SUBSIDIARIES OR ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR INDIRECT, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF AND ITS SUBSIDIARIES ANY CLAIM FOR SUCH DAMAGES, INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

(iii)                               The foregoing limitations on liability in this Section 7(b) shall not apply to:  (i) either Party’s liability for breaches of confidentiality under Section 6 (Confidentiality), and (ii) either Party’s obligations under Section 7(c) (Third Party Claims).

(c)                                  THIRD PARTY CLAIMS AND INFRINGEMENT.

(i)                                     Except for Third Party Claims addressed in Section 7(c)(iv) below, Abbott shall indemnify, defend and hold harmless Hospira and its Subsidiaries, and each of their respective directors, officers and employees, and each of the successors and assigns of any of the foregoing (collectively, the “Hospira Indemnitees”), from and against any and all Third Party claims relating to, arising out of or resulting from Hospira, its Subsidiaries and/or any of their respective officers, directors, employees, agents or contractors, furnishing or failing to furnish the Services or Hospira Owned Materials required to be provided by Hospira under this Agreement, other than Third Party claims arising out of gross negligence or willful misconduct of Hospira, its Subsidiaries and/or any of their respective directors, officers, employees, agents or contractors.

(ii)                                  Except for Third Party Claims addressed in Section 7(c)(iii) below, Hospira shall indemnify, defend and hold harmless Abbott and its Subsidiaries, and each of their respective directors, officers and employees, and each of the successors and assigns, of any of the foregoing (collectively, the “Abbott Indemnitees”), from and against any and all Third Party claims relating to, arising out of or resulting from Abbott, its Subsidiaries and/or any of their respective officers, directors, employees, agents or contractors, furnishing or failing to furnish the Services or Abbott Owned Materials required to be provided by Abbott under this Agreement, other than Third Party claims arising out of gross negligence or willful misconduct of Abbott, its Subsidiaries and/or any of their respective directors, officers, employees, agents or contractors.

(iii)                               For any Abbott Owned Materials used or provided by Abbott or any Abbott Subsidiary in connection with Abbott’s or any Abbott Subsidiary’s provision of Services hereunder, but excluding any Materials provided or licensed under any Hospira IT Agreement or any Shared IT Agreement, Abbott shall indemnify, defend and hold harmless the Hospira Indemnitees from and against any and all Third Party claims alleging that such Materials infringe upon the intellectual property rights of any such Third Party.

(iv)                              For any Hospira Owned Materials used or provided by Hospira or any Hospira Subsidiary in connection with Hospira’s or any Hospira Subsidiary’s provision of Services hereunder, but excluding any Materials provided or licensed under any Shared IT Agreement, Hospira shall indemnify, defend and hold harmless the Abbott Indemnitees from and against any and all Third Party claims alleging that such Materials infringe upon the intellectual property rights of any such Third Party.

(v)                                 In connection with any Third Party Claim alleging infringement regarding any Materials, the indemnifying Party shall have the right in connection with such affected Materials to (i) modify or replace the affected Materials so that they are not infringing; (ii) procure a license for the indemnified Party in the affected Materials such that use of the affected Materials may continue in the required manner; or (iii) at the indemnifying Party’s sole option, the indemnifying Party may cease use of the affected Materials, and, subject to any rights and obligations set forth in Section 2(j), thereafter the Parties shall cooperate in good faith and use commercially reasonable efforts to arrive at an alternative solution or workaround that eliminates the need for the affected Materials.

(vi)                              The indemnification rights and obligations set forth in Sections 7(c)(iii), 7(c)(iv) and 7(c)(v) shall be the sole and exclusive remedy for the indemnified Party with respect to claims of infringement of intellectual property rights.

(vii)                           Notice of Third Party Claims.  If at or following the date of this Agreement an Indemnitee receives notice or otherwise learns of the assertion or commencement by a Person (including any Governmental Authority) other than Abbott or Hospira and their respective Subsidiaries of any proceeding with respect to which an indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 7(c) (collectively, a “Third Party Claim”), such Indemnitee shall give such indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.  Any such notice must describe the Third Party Claim in reasonable detail.  Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 7(c)(vii) shall not relieve the related indemnifying Party of its obligations under Section 7(c), except to the extent that such indemnifying Party is actually prejudiced by such failure to give notice.

(d)                                 FORCE MAJEURE.  Neither Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of Governmental Authority, embargoes, epidemics, war, riots, insurrections, acts of terrorism, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment, viruses or similar disabling devices, or breaches of network or system security.  The Party claiming an event of force majeure shall promptly notify the other Party in writing, and provide full particulars of the cause or event and the date of first occurrence thereof, as soon as possible after the event and also keep the other Party informed of any further developments.  The Party so affected shall use its commercially reasonable efforts to remove the cause of non-performance, and both the Parties shall resume performance hereunder with the utmost dispatch when such cause is removed unless this Agreement has previously been terminated under Section 5 hereof.

(e)                                  RELATIONSHIP GOVERNANCE.  Each of the Parties shall appoint a separation services project executive or their designee from time to time (each a “Project Executive”) who has responsibility for overseeing the completion of the Services, respectively, and who shall have the authority to act on behalf of the Parties, respectively, for all day-to-day matters pertaining to this Agreement.  These Project Executives shall meet no less frequently than monthly to review status, consider changes to the Separation Project Plan, review and sign Work Schedules, discuss, and if possible, resolve disputes, and provide direction to the team members performing the Services.  Additionally, each Party will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergencies) if the Project Executive is not available.  Each Party shall cooperate with the other by, among other things, making available, as reasonably requested by the other Party, management decisions, Information, Materials, approvals and acceptances so that each Party may accomplish its obligations and responsibilities hereunder.  All transfers of Developed Materials and communications regarding the scope of work shall be accomplished through the Project Executives.  In addition, the Project Executives shall arrange and chair any progress review meetings, be responsible for ensuring that each Party’s responsibilities have been met on a timely basis and shall control all changes to the applicable Work Schedule(s). Either Party may change the person designated to be its Project Executives for any Work Schedule at any time upon written notice to the other Party’s Project Executive.  As of the Effective Date, except as otherwise designated on an applicable Work Schedule, the Parties have designated the following positions as the Project Executives for purposes of this Agreement:

Abbott: Vice President, Information Technology

Hospira: Vice President, Information Technology

(f)                                    ACCEPTANCE.  Acceptance shall occur when the Services and Materials described in the Work Schedule meet the agreed upon acceptance criteria as described in the Work Schedule.  If the Services and Materials do not meet the acceptance criteria as set forth in the Work Schedule when they are ready for acceptance evaluation, a Party may give the other Party detailed written notification of the deficiency or non-conformance within thirty (30) business days of delivery of the Services or Materials.  The providing Party then shall either correct the deficiency or non-conformance or provide a plan acceptable for correcting the deficiency or non-conformance.  If the deficiency or non-conformance is not corrected or if an acceptable plan for correcting such deficiency or non-conformance is not established during such period, then the aggrieved Party may initiate an ADR proceeding pursuant to Section 7(k).

(g)                                 AUDIT ASSISTANCE.

(i)                                     Generally.  Each of the Parties and their respective Subsidiaries are or may be subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with such parties under applicable law and contract provisions.  If a governmental body, standards organization, other regulatory authority or customer or other Party to a contract with a Party or a Subsidiary exercises its right to examine or audit such Party’s or its Subsidiary’s books, records, documents or accounting practices and procedures pursuant to such applicable law, rules, regulations, standards or contract provisions, the other Party shall provide all assistance requested by the Party that is subject to the audit in responding to such audits or requests for information, to the extent that such assistance or information is within the reasonable control of the cooperating Party.  The Parties may execute a Work Schedule if mutually desired to document the work effort and Charges that may be required in connection with an audit.

(ii)                                  Controls.  After the Effective Date and continuing no longer than required in accordance with the maintaining Party’s applicable document retention policies, subject to the provisions of the TSA, each of the Parties will maintain in effect, at its own cost and expense, adequate controls to the extent reasonably necessary to enable the other Party to satisfy its reporting, accounting, audit and other obligations.

(h)                                 INDEPENDENT CONTRACTORS.  The Parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons.  The relationships of the Parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

(i)                                     NO THIRD PARTY BENEFICIARIES.  Except as expressly provided in Section 7(c), the provisions of this Agreement are solely for the benefit of the Parties and their Subsidiaries and are not intended to confer upon any Person except the Parties any rights or remedies hereunder.  Except for the Hospira Indemnitees and the Abbott Indemnitees, there are no Third Party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

(j)                                     GOVERNING LAW.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois irrespective of the choice of laws principles of the State of Illinois, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

(k)                                  ADR PROCEDURES; EQUITABLE RELIEF.  The Parties acknowledge that from time to time during the term of this Agreement a dispute may arise relating to either Party’s rights or obligations under this Agreement.  The Parties agree that any such controversy, dispute or claim (whether arising in contract, tort or otherwise) arising out of or relating in any way to this Agreement (including the interpretation or validity of this Agreement), shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Section 7(k) and Schedule F, the result of which shall be binding upon the Parties.

(i)                                     Notice.  To initiate the ADR process, a Party first must send written notice to the other Party in accordance with the provisions of Section 7(q) describing the dispute and requesting attempted resolution by good faith negotiations.  Good faith negotiations shall be conducted in two stages, with the second stage being triggered only if first stage negotiations do not result in a resolution of the dispute.

(ii)                                  First Stage Negotiations.  Following receipt of the written notice described in the preceding paragraph, the respective CEOs or Presidents of the Parties shall designate a group of no more than three individuals, exclusive of counsel, to participate in good faith negotiations aimed at resolving the dispute.  Within 21 days from receipt of the written notice, the respective groups shall meet in-person to conduct good faith negotiations.  By mutual written consent, the Parties may extend the 21-day period for conducting first stage negotiations.  If the Parties fail to meet within the 21-day period or the Parties fail to resolve the dispute during such period, and the period is not extended by mutual written agreement, the Parties shall engage in second stage negotiations as described in the next paragraph.

(iii)                               Second Stage Negotiations.  Following the expiration of the 21-day period described in the preceding paragraph, or any extension thereof mutually agreed to in writing, if the Parties are unable to resolve the dispute, they shall engage in second stage negotiations.  Second stage negotiations shall be conducted between the respective CEOs or Presidents (or their designees) of the Parties within 14 days following the conclusion of first stage negotiations.  If the dispute has not been resolved within the 14 days provided for second stage negotiations, either Party may initiate an ADR proceeding as provided in Schedule F.  The Parties shall have the right to be represented by counsel in such a proceeding.

Notwithstanding the foregoing, the Parties acknowledge that the breach of Section 3 (Ownership and License Rights in Materials), Section 6 (Confidentiality), and/or Section 2(i) (Security Procedures) by one Party may give rise to irreparable injury to the other Party which is not adequately compensable in damages or at law.  Accordingly, the Parties agree that in such event, the non-breaching party may seek equitable relief to enforce or prevent violation of such Party’s respective rights and/or obligations under those Sections.  Unless otherwise agreed in writing, the Parties shall continue to provide Services and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 7(k) and Schedule F with respect to all matters subject to such dispute, controversy or claim; provided, however, that this obligation shall only exist during the term of this Agreement.

(l)                                     INTERPRETATION.  Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires.  The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement.  “Section” and “Schedule” references are to the Sections and Schedules to this Agreement unless otherwise specified.  Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.  Unless otherwise specified in a particular case, the word “days” refers to calendar days.  References herein to this Agreement or any other agreements contemplated herein shall be deemed to refer to this Agreement or such other agreement as of 11:59 pm Eastern Daylight Time on the Effective Date and as such time may be amended thereafter, unless otherwise specified.

(m)                               SURVIVAL.  Section 1 (Definitions), Section 3 (Billing; Taxes), Section 5 (Confidentiality), Sections 2(b), 2(c)(iii), 2(d), 2(e) (with respect to those portions of Schedule F that survive termination), 7(b) (Liability), 7(c) (Third Party Claims), 7(g) (Audit Assistance), and

7(i) (No Third Party Beneficiaries) through 7(t) (Severability) shall survive any expiration or termination of this Agreement.

(n)                                 ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto.  Notwithstanding the foregoing, this Agreement shall be assignable by either Party in whole with the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned) in connection with: (i) a merger or consolidation of such Party if (a) such Party is not the surviving entity, or (b) such Party’s shareholders constitute less than 70% of the surviving shareholders; (ii) the sale of all or substantially all of the assets of such Party; or (iii) the acquisition by a Third Party of at least 30% of the combined voting power of the then-outstanding securities of such Party entitled to vote generally in the election of directors (each such occurrence, a “Change of Control Event”), in each case so long as the resulting, surviving or transferee Person assumes all the obligations of the assignor hereunder by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.  It shall not be deemed to be unreasonable for a Party to withhold consent to assignment in connection with a Change of Control Event on the basis that the proposed assignee is a competitor of such Party.  In the event a Party effects a Change of Control Event without the other Party’s prior written consent to assign this Agreement as set forth above, the latter Party may terminate this Agreement, in its sole discretion, with effect immediately upon the occurrence of such Change of Control Event.

(o)                                 AMENDMENT.  No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each Party or, in the case of an amendment (including an early termination) of a Work Schedule, signed by the contact listed on the applicable Work Schedule, or by such contact’s senior management.

(p)                                 NO WAIVERS.  No failure or delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties and their Subsidiaries hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  No provision of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced.

(q)                                 NOTICES.  All notices or other communications under this Agreement must be in writing and shall be deemed to be duly given (i) when delivered in person, (ii) upon transmission via confirmed facsimile transmission, provided that such transmission is followed by delivery of a physical copy thereof in person, via U.S. first class mail, or via a private express mail courier, or (iii) two days after deposit with a private express mail courier, in any such case addressed as follows:

To Abbott:	Abbott Laboratories 200 Abbott Park Road Building J46, Department 334 Abbott Park, Illinois 60064-6020 Attn: Vice President, Information Technology Facsimile Number: (847) 935-3253

with a copy to:	Abbott Laboratories 100 Abbott Park Road Building AP6D, Department 364 Abbott Park, Illinois 60064-6020 Attn: General Counsel Facsimile Number: (847) 938-1561

To Hospira:	Hospira, Inc. Dept. 98F 275 North Field Drive Lake Forest, Illinois 60045-5045 Attn: Vice President, Information Technology Facsimile Number: (847) 937-2927

with a copy to:	Hospira, Inc. Legal Department Dept. NLEG 275 North Field Drive Lake Forest, Illinois 60045-5045 Attn: General Counsel Facsimile Number: (224) 212-3312

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

(r)                                    COUNTERPARTS.  This Agreement may be executed in one or more counterparts (including by means of faxed signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

(s)                                  ENTIRE AGREEMENT.  This Agreement and the Schedules hereto contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter; provided, that except as otherwise expressly agreed by the Parties.

(t)                                    SEVERABILITY.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ABBOTT LABORATORIES

By:
Name: Thomas C. Freyman
Title: Executive Vice President, Finance and Chief Financial Officer

HOSPIRA, INC.

By:
Name: John Arnott
Title: Senior Vice President, Global Commercial Operations